Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS To Be Acquired By Shentel

All-Cash Transaction Values NTELOS at Approximately $640 Million

WAYNESBORO, Va. - August 10, 2015 - NTELOS Holdings Corp. (“NTELOS”; NASDAQ: NTLS) announced today that it has entered into a definitive agreement to be acquired by Shenandoah Telecommunications Company ("Shentel"; NASDAQ: SHEN) in an all-cash transaction valued at approximately $640 million, including net debt.

NTELOS stockholders will receive approximately $208 million in cash, or $9.25 per share, representing an approximately 60% premium over the 30 day volume weighted average price of NTELOS’s stock as of August 7, 2015. Shentel will assume NTELOS’s net debt, which, when adjusted for expected Eastern Markets wind down obligations, stood at approximately $431 million as of June 30, 2015. Shentel will finance the acquisition with a new, expanded credit facility.

Concurrent with the signing of the merger agreement, Shentel entered into a series of agreements with Sprint Corporation (“Sprint”; NYSE: S), including the expansion of Shentel’s “affiliate” relationship with Sprint. This will result in the “nTelos” brand being discontinued after closing and NTELOS’s approximately 297,500 wireless retail customers becoming Sprint-branded customers. Additionally, NTELOS’s retail stores will convert into Sprint-branded stores that will be managed by Shentel. NTELOS’s Strategic Network Alliance (“SNA”) with Sprint, which calls for NTELOS to provide wholesale roaming services for Sprint customers, will terminate.

“After reviewing our strategic options, NTELOS’s Board of Directors has determined this course of action to be in the best interests of our shareholders. This all-cash transaction greatly benefits NTELOS shareholders by providing a liquidity event at an attractive premium,” said Rod Dir, Chief Executive Officer of NTELOS. “We view the acquisition as a combination between two great companies, both of which have strong roots in our local communities. We believe our customers will see a seamless transition to the Sprint platform used by Shentel and will greatly benefit from Shentel’s strong track record of providing reliable wireless service through its expanded and extended affiliate relationship with Sprint. Likewise, the Sprint-branded customer base will continue to benefit from NTELOS’s high quality wireless network and robust retail presence. We are very appreciative of the loyalty of our customers and proud of the dedication of our employees to the NTELOS brand.”

The acquisition of NTELOS by Shentel, which has been unanimously approved by the Boards of Directors of both companies, is expected to close in early 2016, subject to customary conditions, including necessary approvals from federal and state regulators and NTELOS stockholders as well as the completion of Shentel’s re-affiliation transaction with Sprint. Quadrangle Capital Partners, which owns over 18% of NTELOS’s outstanding common stock, has entered into an agreement to vote its shares in favor of the merger.

The previously announced wind down of commercial operations in NTELOS’s Eastern Markets will continue as planned and is expected to be completed by November 15, 2015.

UBS Investment Bank and Stephens Inc. are acting as financial advisors and Mayer Brown LLP is acting as legal advisor to NTELOS for the transaction.

Additional Information and Where to Find It

This press release does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER

DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.

Participants in the Solicitation

NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, Va., and provides high-speed, dependable nationwide voice and data coverage for approximately 297,500 retail subscribers based in its Western Markets, comprised of western Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of wireless network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint wireless customers.

FORWARD-LOOKING STATEMENTS

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "plan," "estimate," "anticipate," "project," "will," "may," "should," and similar expressions identify forward-looking statements, which generally are not historical in nature.  Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and NTELOS undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) NTELOS may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between Shentel and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management's attention from NTELOS’s ongoing business operations due to the transaction,  (5) the effect of the announcement of the transaction on the ability of NTELOS to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) NTELOS may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, NTELOS stockholders will cease to have any equity interest in NTELOS and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of NTELOS are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov.